EXHIBIT j

                CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 22, 2006, relating to the financial statements and financial highlights which appears in the April 30, 2006 Annual Report to Shareholders of Phoenix Dynamic Growth Fund, Phoenix Fundamental Growth Fund, Phoenix Large-Cap Growth Fund and Phoenix Strategic Growth Fund (constituting Phoenix Strategic Equity Series Fund), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Non-Public Holdings Information", "Independent Registered Public Accounting Firm" and "Report to Shareholders" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
July 27, 2006